UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Champions Oncology, Inc.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Champions Oncology, Inc.

One University Plaza, Suite 307

Hackensack, New Jersey 07601

Notice of Annual Meeting of Stockholders

to be held

October 15, 2013

To the Stockholders of Champions Oncology, Inc.:

The Annual Meeting of Stockholders of Champions Oncology, Inc., a Delaware corporation (the “Company”) will be held at the Company’s headquarters, located at One University Plaza, Suite 307, Hackensack, New Jersey 07601, on Tuesday, October 15, 2013 at 9:00 a.m., Eastern time, for the following purposes:

1.	Elect the seven Board of Director nominees named in the accompanying proxy statement to the Board of Directors for the ensuing year and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal;

2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2014;

3.	Approve a non-binding advisory resolution relating to the compensation of our named executive officers;

4.	Approve a non-binding advisory resolution on the frequency of stockholder votes (every one, two or three years) relating to the compensation of our named executive officers;

5.	Grant the Board of Directors discretionary authority to amend the Company’s certificate of incorporation to effect a reverse split of the Company’s common stock; and

6.	Transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed August 16, 2013 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

UNLESS YOU PROVIDE SPECIFIC INSTRUCTIONS AS TO HOW TO VOTE, BROKERS MAY NOT VOTE YOUR SHARES OF COMMON STOCK ON THE ELECTION OF DIRECTORS, THE NON-BINDING ADVISORY RESOLUTION RELATING TO THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, THE NON-BINDING ADVISORY PROPOSAL ON THE FREQUENCY OF THE STOCKHOLDER VOTES RELATING TO THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS OR THE REVERSE STOCK PROPOSAL.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on October15, 2013

Pursuant to rules and regulations adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet, allowing us to provide the information stockholders need, while lowering delivery and printing expenses. On or about August 26, 2013, we mailed to our stockholders a notice containing instructions on how our stockholders may access online our 2013 Proxy Statement and 2013 Annual Report on Form 10-K. Our Form 10-K does not constitute a part of the proxy solicitation material, but provides you with additional information about the Company. These materials are available on the following website: https://www.iproxydirect.com/CSBR.

We invite your attention to each of these documents, and we invite you to attend the Annual Meeting of Stockholders, in person.

By Order of the Board of Directors

Joel Ackerman
Secretary

Hackensack, New Jersey

August 26, 2013

EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE YOUR SHARES ONLINE, OR UPON REQUEST, OBTAIN A PROXY CARD AND RETURN IT PROMPTLY TO OUR TABULATOR. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON AT THE MEETING.

Champions Oncology, Inc.

One University Plaza, Suite 307

Hackensack, New Jersey 07601

(201) 808-8400

Proxy Statement For Annual Meeting of Stockholders

Approximate Date of Mailing: August 26, 2013

The accompanying proxy is solicited by the Board of Directors of Champions Oncology, Inc., a Delaware corporation, in connection with the Annual Meeting of Stockholders (the “Meeting”) to be held on October 15, 2013, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying notice of the meeting. The Board of Directors has fixed the close of business on August 16, 2013 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the meeting. On that date, there were outstanding 66,852,100 shares of the Company’s Common Stock par value $.001 per share (the “Shares”). The Board of Directors has designated its headquarters at One University Plaza, Suite 307, Hackensack, New Jersey 07601 as the place of the Meeting. The Meeting will be called to order at 9:00 AM, Eastern time.

The Board of Directors solicits this proxy and urges you to vote immediately. Unless the context otherwise indicates, references to “Champions,” “we,” “us,” “our” or “the Company” means Champions Oncology, Inc.

Pursuant to the e-proxy rules and regulations adopted by the United States Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the Internet. On or about August 26, 2013, we mailed to our stockholders a notice (the “E-Proxy Notice”) containing instructions on how to access online our 2013 Proxy Statement, and Annual Report on Form 10-K. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting proxy materials included in the E-Proxy Notice. These materials will be available free of charge and will be sent to you within three business days of your request. Our Annual Report on Form 10-K does not constitute a part of the proxy solicitation material, but provides you with additional information about the Company.

Each record holder of Shares on the Record Date is entitled to one vote for each Share held on all matters to come before the meeting, including the election of directors. Because most of our stockholders cannot attend the Annual Meeting in person, it is necessary for a large number to be represented by proxy. Stockholders may vote by going online and casting their votes electronically or by requesting a proxy card and mailing it to us to our proxy tabulator. Please check the information forwarded by your bank, broker or other holder of record to see what options are available to you. A proxy may be revoked at any time before its exercise by the filing of a written revocation with Joel Ackerman, Corporate Secretary of the Company, by timely providing a later-dated proxy or by voting by ballot at the Annual Meeting. Mere attendance at the Annual Meeting will not revoke a proxy, and if you are a beneficial owner of shares not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting.

QUESTIONS AND ANSWERS FOR ANNUAL MEETING

Q:	Who is asking for my vote and why am I receiving this document?

A:	The Board of Directors asks that you vote on the matters listed in the Notice of Annual Meeting of stockholders that are more fully described in this Proxy Statement.

We are providing this Proxy Statement and related proxy card to our stockholders in connection with the solicitation by the Board of Directors of proxies to be voted at the Meeting. A proxy, if duly executed and not revoked, will be voted in accordance with the specific instructions noted on the proxy and, if it does not contain specific instructions, will be voted in accordance with the recommendations of the Board of Directors set forth in this Proxy Statement.

Q:	Who is entitled to vote?

A:	You may vote if you owned Shares on August 16, 2013, the date established by the Board of Directors under Delaware law and our by-laws for determining stockholders entitled to notice of and to vote at the Meeting. On the record date, there were 66,852,100 Shares outstanding. Each Share outstanding on the record date is entitled to one vote.

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Q:	What is a proxy?

A:	A proxy is your legal designation of another person to vote your stock. If you designate someone in writing as your proxy or proxy holder, that document is also called a proxy or a proxy card. Mr. Joel Ackerman and Dr. Ronnie Morris have been designated as proxies or proxy holders for the Meeting. Proxies properly executed and received by our Secretary prior to the Meeting and not revoked will be voted in accordance with the terms thereof.

Q:	What is a voting instruction?

A:	A voting instruction is the instruction form you receive from your bank, broker or its nominee if you hold your Shares in street name. The form instructs you on how to direct your bank, broker or its nominee, as record holder, to vote your Shares.

Q:	What am I voting on at the Meeting?

A:	You will be voting on the following matters at the Meeting:

•	Election of the seven named nominees to the Board of Directors;

•	Ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm;

•	Approval of a non-binding advisory resolution relating to the compensation of our named executive officers;

•	Approve a non-binding advisory proposal on the frequency of the stockholder votes (every one, two, or three years) relating to the compensation of our named executive officers;

•	Grant the Board of Directors discretionary authority to amend the Company’s certificate of incorporation to effect a reverse stock split of the Company’s common stock; and

•	Any other business that may properly come before the Meeting or any adjournments or postponements thereof.

Q:	How many votes must be present to hold the Meeting?

A:	In order for the Meeting to be conducted, a majority of the outstanding Shares as of the record date must be represented in person or by proxy at the Meeting. This is referred to as a quorum. Abstentions, withheld votes and shares held of record by a bank, broker or its nominee (“broker shares”) that are voted on any matter (including an abstention or withheld vote by broker shares) are included in determining the number of votes present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

Q:	What vote is needed to elect directors?

A:	The election of each nominee for director requires the affirmative vote of the holders of a plurality of the Shares voted in the election of directors.

Q:	What vote is needed to ratify the appointment of Ernst & Young LLP?

A:	The ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the Shares present or represented by proxy at the Meeting.

Q:	What vote is needed to approve the non-binding advisory resolution relating to the compensation of our named executive officers?

A:	The approval of the non-binding advisory resolution relating to the compensation of our named executive officers requires the affirmative vote of a majority of the Shares present or represented by proxy at the Meeting. Because your vote is advisory in nature, it will not be binding on the Company or the Board of Directors. However, the Board of Directors will review the results of the voting on this resolution and consider them when making future decisions on executive compensation.

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Q:	What vote is needed to approve the non-binding advisory proposal on the frequency of the stockholder votes (every one, two or three years) relating to the compensation of our named executive officers?

A:	The non-binding advisory vote on the frequency of stockholder votes related to the compensation of our named executive officers will be determined by a plurality of the votes of the Shares present or represented by proxy at the Meeting. Note that stockholders are not voting to approve or disapprove the recommendation of the Board of Directors with respect to this proposal. Because your vote is advisory, it will not be binding on the Company or the Board of Directors. However, the Board of Directors will review the results of the voting on this resolution and take them into consideration when making future decisions regarding the frequency of the advisory vote on executive compensation.

Q:	What vote is needed to grant the Board of Directors discretionary authority to amend the Company’s certificate of incorporation to effect a reverse stock split proposal of the Company’s common stock?

A:	The grant of discretionary authority to the Board of Directors to amend the Company’s certificate of incorporation to effect a reverse stock split of the Company’s common stock requires the affirmative vote of a majority of all outstanding shares of our common stock.

Q:	What are the voting recommendations of the Board of Directors?

A:	The Board of Directors recommends that stockholders vote “FOR” all of the proposed nominees for director, “FOR” the ratification of the appointment of Ernst & Young LLP, “FOR” a non-binding resolution approving the compensation of our named executive officers, “FOR” a three-year frequency for the non-binding stockholder vote on the compensation of our named executive officers and “FOR” the grant of discretionary authority to the Board of Directors to effect the reverse stock proposal.

Q:	How do I vote?

A:	Stockholders may vote by going online and casting their votes electronically or by requesting a proxy card and mailing it to our proxy tabulator.

Stockholders who hold Shares through banks, brokers or other nominees (as an Objecting Beneficial Owner) who wish to vote at the Meeting should be provided voting instructions on the instruction form provided to them from the institution that holds their Shares. If this has not occurred, please contact the institution that holds your Shares.

The deadline for votes received by mail is 5:00 p.m., Eastern time, on October 14, 2013.

Q:	Can I attend the Meeting?

A:	The Meeting is open to all holders of our Shares as of the record date, August 16, 2013. However, space is limited and seating at the meeting will be available on a first-come, first-served basis. You may vote by attending the Meeting and voting in person. Even if you plan to attend the Meeting, however, we encourage you to vote your Shares by proxy. We will not permit cameras, recording devices or other electronic devices at the Meeting.

Q:	Can I change or revoke my vote?

A:	Any stockholder giving a proxy may change or revoke it at any time before it is voted at the Meeting. A proxy can be changed or revoked by;

•	delivering a later dated proxy, or written notice of revocation, to our proxy tabulator; or

•	appearing at the Meeting and voting in person.

If you decide to vote by completing, signing, dating and returning the enclosed proxy card, you should retain a copy of the proxy card in the event that you decide later to change or revoke your proxy at the Meeting. Your attendance at the Meeting will not itself revoke a proxy.

If you are a stockholder whose Shares are held in street name with a bank, broker or other nominee, you must follow the instructions found on the voting instruction form provided by the bank, broker or other nominee, or contact your bank, broker or other nominee in order to change or revoke your previously given proxy.

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Q:	How will my Shares be voted if I sign, date and return my proxy card or voting instruction form, but do not provide complete voting instructions with respect to each proposal?

A:	Stockholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, it is intended that all proxies that are signed and returned will be voted “FOR” the election of all nominees for director, “FOR” the ratification of the appointment of Ernst & Young LLP, “FOR” a non-binding advisory resolution relating to the compensation of our named executive officers, “FOR” a three-year frequency for the non-binding advisory proposal on the frequency of the stockholder votes on the compensation of our named executive officers and “FOR” granting the Board of Directors discretionary authority to amend the Company’s certificate of incorporation to effect a reverse split of the Company’s common stock. As to any other business that may properly come before the Meeting, the persons named in the enclosed proxy card or voting instruction will vote the Shares represented by the proxy in the manner as the Board of Directors may recommend, or otherwise in the proxy holders’ discretion. The Board of Directors does not presently know of any other such business.

Q:	How will my Shares be voted if I do not return my proxy card or my voting instruction form?

A:	It will depend on how your ownership of shares is registered. If you own your shares as a registered holder, which means that your shares are registered in your name with our transfer agent, your shares will only be voted if our transfer agent receives specific voting instructions from you. Otherwise, your unvoted shares will not be represented at the Meeting and will not count toward the quorum requirement, which is explained under “Questions and Answers — How many votes must be present to hold the Meeting?” above, unless you attend the Meeting to vote them in person.

If you are a stockholder whose Shares are held in street name, meaning that your shares are registered in the name of your bank, broker or other nominee, your bank, broker or other nominee may not vote your shares in its discretion (with certain limited exceptions) unless you have provided voting instructions to the bank, broker or its nominee.

Generally, your broker may vote your shares in its discretion on “routine matters.” We believe that the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm is a routine matter for which brokerage firms may vote in their discretion on behalf of their clients if no voting instructions are provided. Therefore, if you are a stockholder whose Shares are held in street name with a bank, broker or other nominee and you do not return your voting instruction form, your bank, broker or other nominee may vote your shares on the ratification of the appointment by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm.

Q:	Where can I find the results of the Meeting?

A:	We intend to announce preliminary voting results at the Meeting and publish final results through a Current Report on Form 8-K that we will file with the Securities and Exchange Commission (the “SEC”) within four business days of the Meeting.

Q:	Who pays for the solicitation of proxies?

A:	We will pay for the cost of the solicitation of proxies.

Q:	Could other matters be decided at the Meeting?

A:	As of the date of the mailing of this Proxy Statement, the Board of Directors did not know of any other business that might be brought before the Meeting. However, if any other matters should properly come before the Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

Q:	Where can I find the corporate governance materials?

A:	The charters of our Audit Committee, Compensation Committee and Nominating and Governance Committee, are available on our Internet website at http://www.championsoncology.com under the Corporate Governance section of the Investor Relations tab and are available in print to any stockholder upon request by contacting our investor relations department as described below.

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Q:	How do I communicate with the Board of Directors?

A:	Stockholders and other interested persons may communicate with the full Board of Directors, a specified committee of the Board of Directors or a specified individual member of the Board of Directors in writing by mail addressed to Champions Oncology, Inc. One University Plaza, Suite 307, Hackensack, New Jersey 07601, Attention: Chairman of the Nominating and Governance Committee. The Chairman of the Nominating and Governance Committee and his duly authorized agents are responsible for collecting and organizing stockholder communications. Absent a conflict of interest, the Chairman of the Nominating and Governance Committee is responsible for evaluating the materiality of each stockholder communication and determining whether further distribution is appropriate, and, if so, whether to (1) the full Board of Directors, (2) one or more committee members, (3) one or more Board members and/or (4) other individuals or entities.

***********

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting

to Be Held on October 15, 2013.

This Proxy Statement and our Annual Report on Form 10-K are both available free of charge at https://www.iproxydirect.com/CSBR. We will provide without charge to each person to whom this Proxy Statement has been delivered, on the request of any such person, additional copies of our Annual Report on Form 10-K. Requests should be directed to our investor relations department as described below:

Champions Oncology, Inc.

855 N. Wolfe Street

Suite 619

Baltimore, Maryland 21205

Attention: Susan Foreman, Investor Relations
Telephone: 410-369-0365

We also make available free of charge through our Internet website our Annual Reports on Form 10-K for prior years, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC. The information on our Internet website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

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Proposal No. 1

Election of Directors

Our Nominating and Corporate Governance Committee has unanimously recommended to the Board of Directors, and the Board of Directors has unanimously approved, the persons named below as nominees for election to the Board of Directors at the Meeting. Each nominee has consented to being named as such and to serve as such if elected. Each of these nominees currently serves as a director. Proxies will be voted for the election of the persons named below (or if for any reason such person are unavailable, of such substitutions as the Board of Directors may designate) as directors for the ensuing year. The Board of Directors has no reason to believe that any of the nominees will be unavailable. Each nominee who is elected will serve as a director until his successor is elected at our next annual meeting of stockholders and until his successor has been elected and qualified, or until his earlier death, resignation or removal.

Unless contrary instruction is given, the person(s) named in the proxies solicited by the Board of Directors will vote each such proxy for the election of the named nominee. If the nominee is unable to serve, the Shares represented by all properly executed proxies which have not been revoked will be voted for the election of such substitute as the Board of Directors may recommend or the Board of Directors may reduce the size of the Board to eliminate the vacancy. At this time, the Board does not anticipate that the nominees will be unavailable to serve.

Set forth below is information concerning the age, principal occupation, employment and directorships during the past five years and positions with the Company of each nominee and director, and the year in which he first became a director of the Company. Also set forth below is a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that each nominee and directors should serve as a director as of the date of this proxy statement, in light of the Company’s business and structure. The Nominating and Corporate Governance Committee reviews at least annually the skills and characteristics of new and existing directors. Except as described below, there are no known arrangements or understandings between any director or nominee for director of the Company and any other person pursuant to which such director or nominee has been selected as a director or nominee.

Joel Ackerman, age 48, has served as Chief Executive Officer and a director of the Company since October 2010.  Mr. Ackerman received a bachelor’s degree from Columbia University, where he graduated summa cum laude in 1988, and a master’s degree in Physics from Harvard University in 1990.  From 1990 to 1993, Mr. Ackerman was an associate with Mercer Management Consulting, a global strategy consulting firm.  From 1993 to 2008, Mr. Ackerman was employed by Warburg Pincus, LLC, a global private equity investment firm.  There, Mr. Ackerman served in various capacities including Managing Director, Head of Healthcare Services, and as a member of the firm’s executive management team. During 2010, Mr. Ackerman served as a senior portfolio fellow with Acumen Fund, a non-profit global venture fund that uses entrepreneurial approaches to address global poverty.  Mr. Ackerman is currently a member of the board of directors of Kindred Healthcare, Inc., a publicly traded company that operates hospitals and nursing homes. Mr. Ackerman’s employment agreement with the Company provides that the Company will nominate him for election as a director for so long as he serves as an executive officer of the Company.

Mr. Ackerman is well-qualified to serve as a member of the Company’s Board of Directors, due to his broad and extensive operational and financial experience in the healthcare and biomedical industries.

Arthur G. Epker, III, age 51, has served as a director of the Company since March 2013. Mr. Epker is a Vice President and partner of PAR Capital Management, Inc., an investment adviser that manages PAR Investment Partners, L.P., a private investment fund. Mr. Epker is a member of the boards of directors of Pure Cycle Corporation, a publicly traded company that provides wholesale water services. He received his undergraduate degree in computer science and economics with highest distinction from the University of Michigan (1983) and his Masters of Business Administration from Harvard Business School (1987). PAR Investment Partners purchased common stock and warrants of the Company in a private placement on January 28, 2013. As part of that transaction, the Company agreed to appoint a designee of PAR Investment Partners, to its board of directors. Mr. Epker is the designee chosen by PAR Investment Partners.

Mr. Epker is well-qualified to serve as a member of the Company’s Board of Directors due to his financial and investment experience as well as his experience with other companies’ boards of directors.

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Daniel Mendelson, age 49, has served as a director of the Company since March 2013. Mr. Mendelson is the Chief Executive Officer and founder of Avalere Health, a strategic advisory company focused on devising innovative solutions to complex healthcare problems. The firm’s customer base includes Fortune 500 healthcare companies, provider organizations, medical foundations, and government. Mr. Mendelson is also currently Adjunct Professor of Business Administration at The Fuqua School of Business at Duke University and sits on the board of directors of HMS Holdings Corp., a publicly traded company that provides cost containment services to government and private healthcare payers and sponsors. From 1998 to 2000, Mr. Mendelson served as Associate Director for Health at the Office of Management and Budget (OMB). Prior to joining OMB, Mr. Mendelson was Senior Vice President of The Lewin Group and Director of the Medical Technology practice. He holds an undergraduate degree in economics and viola performance from Oberlin College, and a M.P.P. from the Kennedy School of Government at Harvard University.

Mr. Mendelson is well-qualified to serve as a member of the Company’s Board of Directors, due to his business experience in healthcare companies, government experience and business administration education.

Ronnie Morris, M.D., age 47, has served as President and a director of the Company since October 2010. Dr. Morris received his medical degree from the University of Medicine and Dentistry of New Jersey in 1993, completed his residency at the Long Island Jewish Medical Center in 1996, and obtained his certification from the American Board of Internal Medicine in 1996. From 1996 to 2004, Dr. Morris practiced internal medicine and was a managing partner of Prohealth Medical Group in Boca Raton, Florida where, in addition to his personal medical practice of more than 2,500 patients, he managed over 30 physicians in a multi-specialty practice, was responsible for the practice’s financial operations, and coordinated and created ancillary revenue services for the practice. From 2004 to 2006, Dr. Morris was Vice President and Medical Director of AllianceCare Inc. in Boynton Beach, Florida, a company that provides home health care, physical therapy, and doctor “house calls”. In that capacity, Dr. Morris was responsible for the physician house call business, developed new markets, managed and directed 150 employees, tripled revenue and brought his division to profitability. In 2001, in Boca Raton, Florida, Dr. Morris co-founded MDVIP, Inc., a personalized healthcare services company. Until 2009, when MDVIP was acquired by Procter and Gamble Co., Dr. Morris served on MDVIP’s Board of Directors, as Medical Director, and as a member of its executive management team. In those capacities, Dr. Morris conceptualized, developed and helped build MDVIP from a start-up company into a national leader in personalized healthcare services, with a network of 400 doctors in 29 states and 125,000 consumers/patients. Since 2009, Dr. Morris has been a private investor. Dr. Morris’s employment agreement with the Company provides that the Company will nominate him for election as a director for so long as he serves as an executive officer of the Company.

Dr. Morris is well-qualified to serve as a member of the Company’s Board of Directors, due to his extensive operational and managerial experience in the healthcare industry.

Abba David Poliakoff, age 61, has served as a director of the Company since March 2008. Mr. Poliakoff is a member of the law firm of Gordon Feinblatt LLC in Baltimore, Maryland, and chair of its Securities Law Group. He is a member of the Maryland State Bar Association’s Business Law Section, former Chair of its Committee on Securities, and a former member of the Business Regulations Article Review Committee of the Committee to Revise the Maryland Annotated Code.  Mr. Poliakoff is the Chairman of the Maryland Israel Development Center, a joint venture between the State of Maryland Department of Business and Economic Development and the State of Israel Ministry of Industry and Trade. He is also a co-founder and on the Board of Directors of the Maryland Middle Eastern Chamber of Commerce. Governor Martin J. O’Malley of Maryland has appointed Mr. Poliakoff to the Governor’s International Advisory Council on International Commerce and Trade. He was previously appointed by Maryland Governor Robert C. Ehrlich, Jr. to the Governor’s Transition Committee.  In his community work, he is an officer and on the Board of Directors of the Baltimore Jewish Council, and on the Board of Directors of The Associated Jewish Community Federation of Baltimore, and a founder and past president of the Jewish Arbitration and Mediation Board of Baltimore. He is also on the Board of Directors of Levindale Hebrew Geriatric Center and Hospital, a member company of LifeBridge Health, and on the Investment Committee of LifeBridge Health. Mr. Poliakoff is on the Board of JET Business Incubator of Baltimore, and was formerly on the Board and Chairman of the Legislative Committee of the Greater Baltimore Technology Company.

Mr. Poliakoff is well-qualified to serve as a member of the Company’s Board due to his extensive experience with biotechnology, start-up companies, and venture capital.

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David Sidransky, M.D., age 53, has served as Chairman of the Company since October 2007 and a director of the Company since August 2007.  Dr. Sidransky is the Director of the Head and Neck Cancer Research Division at Johns Hopkins University School of Medicine and is a Professor of Oncology, Otolaryngology-Head and Neck Surgery, Cellular & Molecular Medicine, Urology, Genetics, and Pathology at Johns Hopkins University and Hospital.  In the field of oncology, Dr. Sidransky is one of the most highly-cited researchers in clinical and medical journals in the world, with over 400 peer-reviewed publications in the past decade.  He has also contributed to more than 60 cancer reviews and chapters.  Dr. Sidransky is a founder of a number of biotechnology companies and holds numerous biotechnology patents.  He has served as Vice Chairman of the Board of Directors of ImClone Systems, Inc., a global biopharmaceutical company committed to advancing oncology care, and was a director, until its merger with Eli Lilly. Dr. Sidransky remains Chairman of Tamir Biotechnology and serves on the Boards of Directors of KV Pharmaceutical Company and Rosetta Genomics.  Dr. Sidransky is serving and has served on scientific advisory boards of MedImmune, Roche, Amgen and Veridex, LLC (a Johnson & Johnson diagnostic company), among others. From 2005 to 2008, Dr. Sidransky served as Director of the American Association for Cancer Research (AACR) and was the Chairperson of the first and second (September 2006 and 2007) AACR International Conferences on Molecular Diagnostics in Cancer Therapeutic Development:  Maximizing Opportunities for Individualized Treatment.  Dr. Sidransky is the recipient of many awards and honors, including the 1997 Sarstedt International Prize from the German Society of Clinical Chemistry, the 1998 Alton Ochsner Award Relating Smoking and Health by the American College of Chest Physicians, and the 2004 Hinda and Richard Rosenthal Award from the AACR.  Dr. Sidransky is certified in Internal Medicine and Medical Oncology by the American Board of Medicine.  Dr. Sidransky received his bachelor’s degree from Brandeis University and his medical degree from the Baylor College of Medicine.

Dr. Sidransky is well-qualified to serve as the non-executive Chairman of the Company and a member of the Company’s Board of Directors, based on his extensive experience in clinical and medical oncology, his stature as a leading researcher in the field, and his experience with biotechnology companies.

Scott R. Tobin, age 42, has served as a director of the Company since June 2011, pursuant to the terms of the Securities Purchase Agreement dated March 24, 2011 between the Company, Battery Ventures IX, L.P. (“Battery”) and certain other investors and the Securities Purchase Agreement dated January 28, 2013 between the Company, Battery and certain other investors, in which the Company agreed to appoint one nominee nominated by Battery to become a member of the Company’s Board of Directors. In 1997, Mr. Tobin joined Battery Partners IX, LLC, the general partner of Battery, where he has been a managing member of various funds since May 2000. Prior to joining Battery Partners IX, LLC, Mr. Tobin held positions at First Albany Corp. and at Future Vision, a venture-backed software company that was sold to Softkey International. Mr. Tobin received a bachelor’s degree with honors in International Relations and Islamic and Middle Eastern Studies from Brandeis University in 1992.

Mr. Tobin is well-qualified to serve on the Company’s Board of Directors due to his extensive corporate finance and multi-national operational experience.

Board Recommendation

The Board of Directors unanimously recommends that you vote FOR the election of the above nominees.

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Corporate Governance

Independence of Directors

The Board of Directors has determined that Messrs. Epker, Mendelson, Poliakoff and Tobin are “independent” as defined in Rule 5605(a)(2) of the NASDAQ Stock Market Rules (“NASDAQ Rules”). Although the Company is not listed on an exchange, the Company has opted to use the NASDAQ Rules definition of “independent.” In addition, Ana Stancic and James Martell were directors for a portion of the Company’s fiscal year ended April 30, 2013. The Board of Directors has determined that Ms. Stancic and Mr. Martell were independent as defined in the NASDAQ Rules.

Board of Directors Meetings

During the fiscal year ended April 30, 2013, the Board of Directors met 8 times. No incumbent director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors of the Company held during the year and (2) the total number of meetings held by all committees on which the director served during such year. Our policy is that directors are expected to attend our annual meetings of stockholders. We did not have an annual stockholders meeting in the fiscal year ending April 30, 2013.

Board Committees

The Board has the following committees, each of which meets at scheduled times:

Audit Committee. The Audit Committee is appointed by the Board to assist the Board in its duty to oversee the Company’s accounting, financial reporting and internal control functions and the audit of the Company’s financial statements. The role of the Audit Committee is to oversee management in the performance of its responsibility for the integrity of the Company’s accounting and financial reporting and its systems of internal controls, the performance and qualifications of the company’s independent auditor, including the independent auditor’s independence, the performance of the Company’s internal audit function; and the Company’s compliance with legal and regulatory requirements.

The current members of the Audit Committee are: (i) Scott Tobin, who is serving as Chairperson, (ii) Arthur G. Epker III and (iii) Abba David Poliakoff, each of whom is independent under the NASDAQ Rules. Our Audit Committee members are not required to meet the heightened independence requirements of Rule 10A-3 of the Securities Act of 1933, as amended, since our securities are not listed or traded on a national securities exchange. However, our Board of Directors has reviewed whether our Audit Committee members meet those heightened independence standards, and concluded that each member meets such requirements. The Board has also examined the SEC’s definition of “audit committee financial expert” and determined that Mr. Tobin satisfies this definition. Accordingly, Mr. Tobin has been designated by the Board as the Company’s audit committee financial expert. The Audit Committee met 4 times during the fiscal year ended April 30, 2013.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for developing and implementing policies and procedures that are intended to assure that the Board of Directors will be appropriately constituted and organized to meet its fiduciary obligations to the Company and the stockholders on an ongoing basis. The Nominating and Corporate Governance Committee makes recommendations to the Board regarding matters and practices concerning the Board, its committees and individual directors; evaluates the current composition and governance structure of the Board and determines its future requirements; makes recommendations concerning the qualifications, compensation and retirement age of directors; recommends nominees for election to the Board and establishes and administers a Board evaluation process; makes recommendations to the Board about the appointment of directors to the Board Committees and the selection of the Chairpersons of the Board Committees; and reviews timely nominations by stockholders for the election of directors and ensures that such stockholders are advised of any action taken by the Board with respect thereto.

The current members of Nominating and Corporate Governance Committee are: (i) Daniel Mendelson, who is serving as Chairperson and (ii) Abba David Poliakoff, each of whom is independent under the NASDAQ Rules. The Nominating and Corporate Governance Committee met one time during the fiscal year ended April 30, 2013. The policy of our Board is to encourage the selection of directors who will contribute to our company. The Nominating and Corporate Governance Committee considers recommendations from stockholders, as well as other people, as it deems appropriate. Stockholders wishing to nominate a director candidate must comply with certain procedures. We explain the procedures for nominating a director candidate at next year’s annual meeting in “Other Matters.”

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Compensation Committee. Compensation Committee is charged with reviewing and determining the compensation of the Chief Executive Officer and the other executive officers of the Company. The Compensation Committee, among other things, reviews all forms of compensation for senior management of the Company, including the form and amount of current salary, deferred salary, cash and non-case benefits and all compensation plans of the Company; approves base salary amounts, incentive and bonus compensation amounts and individual stock and/or option grants and awards for all corporate officers at or above the Vice President level (including the President) and all other reporting officers of the Company; administers the Company’s 2010 Equity Incentive Plan; prepares and approves reports to stockholders on compensation matters which are required by the Securities and Exchange Commission and other government bodies; performs an annual performance appraisal for the President and other senior managers designated by the Board; establishes levels of director compensation.

The current members of the Compensation Committee are: (i) Abba David Poliakoff, who is serving as Chairperson; (ii) Scott Tobin; and (iii) Daniel Mendelson, each of whom is independent under the NASDAQ Rules. The Compensation Committee met one time during the fiscal year ended April 30, 2013.

Committee Charters

The Board has adopted a charter with respect to each of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee, all of which are available for review under the Corporate Governance section of the Investor Relations tab at www.championsoncology.com.

Director Compensation

The following table summarizes the compensation paid to directors, other than directors who are also named executive officers and whose compensation as directors is reflected in the Summary Compensation Table in the Executive Compensation section of this proxy statement, for the fiscal year ended April 30, 2013.

Name (1)	Fees Earned or Paid in cash ($)	Stock awards ($) (2)	Option awards ($) (3)	All other compensation ($)	Total ($)
Arthur G. Epker, III	-	-	-	-	-
James M. Martell	-	-	-	-	-
Daniel Mendelson	-	-	-	-	-
Abba David Poliakoff	15,000	15,000	8,000	-	38,000
David Sidransky	-	-	32,000	150,000	182,000
Ana Stancic	15,000	15,000	8,000	-	38,000
Scott R. Tobin	-	-	-	-	-
(1)	Joel Ackerman and Ronnie Morris are named executive officers whose compensation is set forth in the Summary Compensation Table and related disclosure in the “Executive Compensation” section of this proxy statement. Mr. Ackerman and Dr. Morris did not receive any additional compensation for their service as directors.
(2)	Included in the Stock Awards column is the grant date fair value of restricted stock grants, calculated in accordance with FASB ASC Topic 718.
(3)	Included in the Option Awards column is the grant date fair value of stock option grants, calculated in accordance with FASB ASC Topic 718.

Mr. Epker was appointed to the Board of Directors on March 1, 2013 and did not receive any compensation for his service as a director during the fiscal year ended April 30, 2013. Mr. Martell resigned from the Board of Directors on August 1, 2012, and did not receive any compensation for his service as director during fiscal 2013. Mr. Mendelson was appointed to the Board of Directors on March 1, 2013 and did not receive any compensation for his service as a director during fiscal 2013. Mr. Poliakoff received options to purchase 50,000 options and 50,000 shares of restricted stock for his service on the Board of Directors and its committees in fiscal 2013. Mr. Sidransky received options to purchase 200,000 shares for his service as the Chairman of the Board and on its committees in fiscal 2013. Mr. Stancic received options to purchase 50,000 options and 50,000 shares of restricted stock for her service on the Board of Directors and its committees in fiscal 2013. Ms. Stancic resigned from the Board of Directors on March 1, 2013. The board of directors vested Ms. Stancic’s unvested options and restricted stock and amended Ms. Stancic’s options to extend the exercisability period from the original term, which terminated 90 days after Ms. Stancic’s resignation, until the end of the full term of those options, notwithstanding her resignation. Mr. Tobin did not receive any compensation for his service as a director in fiscal 2013.

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Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that is designed to promote the highest standards of ethical conduct by the Company’s directors, executive officers and employees. The Code of Business Conduct and Ethics has been filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2008.

Communications with the Board

Any stockholder desiring to contact the Board, or any specific director(s), may send written communications to: Board of Directors (Attention: (Name(s) of director(s), as applicable)), c/o the Company’s Secretary, One University Plaza, Suite 307, Hackensack, New Jersey 07601. Any proper communication so received will be processed by the Secretary. If it is unclear from the communication received whether it was intended or appropriate for the Board, the Secretary will (subject to any applicable regulatory requirements) use his judgment to determine whether such communication should be conveyed to the Board or, as appropriate, to the member(s) of the Board named in the communication.

Leadership Structure and Risk Oversight

While the Board believes that there are various structures which can provide successful leadership to the Company, we currently have separate individuals serving in the roles of Chairman of the Board and Chief Executive Officer in recognition of the differences between the two roles. The CEO is responsible for setting the strategic direction for the Company and the day-to-day leadership of the Company, while the Chairman of the Board provides guidance to the CEO and presides over meetings of the full Board. This structure is appropriate at this time to the Company’s business because it reflects the industry experience, vision and energy brought to the Board of Directors by the Chairman, Dr. Sidransky, and the day-to-day management direction of the Company under our CEO, Joel Ackerman.

Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Chairman of the Board meets regularly with management to discuss strategy and the risks facing the Company. Senior management attends the Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters. The Chairman of the Board and independent members of the Board work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.

Related Party Transactions

In 2012 and 2013, we engaged in the following transactions with our directors, executive officers, nominees for director, immediate family members of our directors, executive officers or nominees, and beneficial owners of 5% or more of our common stock as of the Record Date. Dr. Sidransky, who is one of our directors, Chairman of the Board of Directors and a nominee for election at the Meeting and who beneficially owned 17.3% of our common stock as of the Record Date, received $141,000 in consulting fees from us during the fiscal year ended April 30, 2012, and $150,000 in consulting fees from us during the fiscal year ended April 30, 2013. Each of Joel Ackerman, who is our Chief Executive Officer, one of our directors and a nominee for election at the Meeting and who beneficially owned 8.2% of our common stock as of the Record Date and Ronnie Morris, who is our President, one of our directors and a nominee for election at the Meeting and who beneficially owned 8.2% of our common stock as of the Record Date, purchased 500,000 shares of our common stock at a price of $0.50 per share, for a total of $250,000, and received a warrant to purchase 50,000 additional shares of our common stock at an exercise price of $0.66 per share, in a private placement in January 2013. Each of Mr. Ackerman and Dr. Morris also received an additional 28,315 shares due to certain antidilution rights invoked by this private placement. Battery Ventures IX, L.P. and its affiliate, Battery Investment Partners IX, LLC, collectively purchased 7,000,000 shares of our common stock at a price of $0.50 per share, for a total of $3,500,000 and received warrants to purchase an aggregate of 700,000 additional shares of our common stock at an exercise price of $0.66 per share in that same private placement in January 2013. Battery Ventures IX, L.P. and Battery Investment Partners IX, LLC also each received 459,776 and 4,597 additional shares due to certain antidilution rights invoked by this private placement. They collectively beneficially owned 25.7% of our common stock as of the Record Date. Scott Tobin, who is one of our directors and a nominee for election at the Meeting, is an employee of the Battery entities and has been nominated for election as one of our directors at the Meeting pursuant to agreements we have with the Battery entities, including the securities purchase agreement for the January 2013 private placement. PAR Investment Partners, L.P. purchased 10,000,000 shares of our common stock at a price of $0.50 per share, for a total of $5,000,000 and received warrants to purchase 1,000,000 additional shares of common stock at an exercise price of $0.66 per share in the January 2013 private placement; PAR Investment Partners, L.P. beneficially owned 16.2% of our common stock as of the Record Date. Arthur G. Epker, III, who is one of our directors and a nominee for election at the Meeting, is a Vice President and partner of PAR Capital Management, Inc., an investment adviser that manages PAR Investment Partners, L.P., has been nominated for election as one of our directors at the Meeting pursuant to an agreement we have with PAR Investment Partners, L.P. in the securities purchase agreement for the January 2013 private placement.

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Beneficial Ownership

The following table sets forth, as of the Record Date, the total number of Shares owned beneficially by (i) each executive officer of the Company named in the Summary Compensation Table included elsewhere in this Proxy Statement (our “Named Executive Officers”), (ii) each current director and each nominee for election as a director and (iii) all directors and executive officers (not just our Named Executive Officers) of the Company as a group and (iv) the present owners of 5% or more of the Shares outstanding. For purposes of calculating beneficial ownership, the applicable percentage of ownership is based upon 66,852,100 Shares outstanding as of the Record Date. Shares issuable pursuant to options or warrants exercisable within 60 days after the Record Date are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of ownership for any other person. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to Shares. Unless otherwise indicated in the footnotes to this table, beneficial ownership of Shares represents sole voting and investment power with respect to those Shares.

Name and Address (1)	Title of Class	Amount and nature of beneficial ownership	Percentage of class
Directors, Nominees and Named Executive Officers
Joel Ackerman (2)	Common Stock	5,911,648	8.2
Arthur G. Epker, III (3)	Common Stock	11,000,000	16.2
Gary G. Gemignani (4)	Common Stock	200,000	*
Daniel Mendelson	Common Stock	0	0
Ronnie Morris, M.D. (5)	Common Stock	5,911,648	8.2
Abba David Poliakoff (6)	Common Stock	888,667	1.3
David Sidransky, M.D. (7)	Common Stock	11,680,000	17.3
Scott R. Tobin (8)	Common Stock	17,551,040	25.7
All directors and executive officers as a group (8 persons) (9)	Common Stock	53,143,000	65.9
5% Owners (not included above)
Battery Partners IX, LLC (10)	Common Stock	17,551,040	25.7
Battery Ventures IX, L.P. (11)	Common Stock	17,377,285	25.5
PAR Capital Management Inc. (12)	Common Stock	11,000,000	16.2
PAR Group, L.P. (13)	Common Stock	11,000,000	16.2
PAR Investment Partners, L.P. (14)	Common Stock	11,000,000	16.2

* Less than one percent.

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(1)	Unless otherwise specified below, the business address of each of the above persons is: c/o Champions Oncology, Inc., One University Place, Suite 307, Hackensack, NJ 07601.
(2)	Includes 5,050,000 shares issuable upon the exercise of options and warrants that have vested or will vest within 60 days of the Record Date.
(3)	Consists of 10,000,000 shares outstanding and 1,000,000 shares issuable upon exercise of a warrant that has vested, held by PAR Investment Partners, L.P. (“PIP”). PAR Group, L.P. (“PAR Group”) is the general partner of PIP and PAR Capital Management, Inc. (“PCM”) is the general partner of PAR Group. Mr. Epker is the Vice President of PCM and through this position has been delegated voting power, including the power to vote and direct the voting, over these securities except to the extent of his pecuniary interests therein, if any, as a result of his direct or indirect ownership interests in PIP and a contingent right on the part of PAR Group to receive a performance-based incentive allocation from PIP. This information is derived from a Schedule 13D filed by PIP, PAR Group and PCM on January 30, 2013.
(4)	Comprised of 200,000 shares issuable upon the exercise of options that have vested or will vest within 60 days of the Record Date.
(5)	Includes 5,050,000 shares issuable upon the exercise of options and warrants that have vested or will vest within 60 days of the Record Date.
(6)	Includes 250,000 shares issuable upon the exercise of options that have vested or will vest within 60 days of the Record Date.
(7)	Includes 780,000 shares issuable upon the exercise of options that have vested or will vest within 60 days of the Record Date.
(8)	Consists of 15,872,333 shares held by Battery Ventures IX, L.P. (“BVIX”) and 158,707 shares held by Battery Investment Partners IX, LLC (“BIPIX”). Also includes 1,504,952 shares which BVIX has the right to acquire through the exercise of a warrant, and 15,048 shares which BIPIX has the right to acquire through the exercise of a warrant. BVIX and BIPIX are under common control, as Battery Partners IX, LLC (“BPIX”) is the sole general partner of BVIX and the sole manager of BIPIX. Mr. Tobin is a member manager of BPIX. Mr. Tobin expressly disclaims beneficial ownership over all shares held by BVIX and BIPIX, except to the extent of his indirect pecuniary interest therein. The Company has agreed that it will not approve or effect certain mergers or consolidations without the consent of BVIX. The Company has also granted certain registration rights to certain shares and shares issuable upon of warrants held by BVIX and BIPIX. This information is derived from a Schedule 13D/A filed by BVIX, BIPIX and BPIX filed on January 30, 2013.
(9)	Includes 13,850,000 shares issuable upon the exercise of options and warrants that have vested or will vest within 60 days of the Record Date.
(10)	Consists of 15,872,333 shares held by BVIX and 158,707 shares held by BIPIX. Also includes 1,504,952 shares which BVIX has the right to acquire through the exercise of a warrant, and 15,048 shares which BIPIX has the right to acquire through the exercise of a warrant. BVIX and BIPIX are under common control, as Battery Partners IX, LLC (“BPIX”) is the sole general partner of BVIX and the sole manager of BIPIX. Mr. Tobin, Thomas J. Crotty, Richard D. Frisbie, Kenneth P. Lawler, R. David Tabors, Roger H. Lee, Neeraj Agrawal, Michael M. Brown, Jesse Feldman and Brian O’Malley are each a member manager of BPIX and therefore may be deemed to beneficially own and have shared voting and dispositive control over the shares beneficially owned by BVIX and BIPIX. Mr. Tobin, Mr. Crotty, Mr. Frisbie, Mr. Lawler, Mr. Tabors, Mr. Lee, Mr. Agrawal, Mr. Brown, Mr. Feldman and Mr. O’Malley each expressly disclaims beneficial ownership over all shares held by BVIX and BIPIX except to the extent of their indirect pecuniary interest therein. The Company has agreed that it will not approve or effect certain mergers or consolidations without the consent of BVIX. The Company has also granted certain registration rights to certain shares and shares issuable upon of warrants held by BVIX and BIPIX. The business address of BVIX, BIPIX and BPIX is c/o Battery Ventures, 930 Winter Street, Suite 2500, Waltham, MA 02451. This information is derived from a Schedule 13D/A filed by BVIX, BIPIX and BPIX filed on January 30, 2013.
(11)	Includes 1,504,952 shares which BVIX has the right to acquire through the exercise of a warrant. The Company has agreed that it will not approve or effect certain mergers or consolidations without the consent of BVIX. The Company has also granted certain registration rights to certain shares and shares issuable upon of warrants held by BVIX. The business address of BVIX is c/o Battery Ventures, 930 Winter Street, Suite 2500, Waltham, MA 02451. This information is derived from a Schedule 13D/A filed by BVIX, BIPIX and BPIX filed on January 30, 2013.
(12)	Consists of 10,000,000 shares outstanding and 1,000,000 shares issuable upon exercise of a warrant that has vested, held by PIP. PAR Group is the general partner of PIP and PCM is the general partner of PAR Group. The business address of PCM is c/o PAR Investment Partners, One International Place, Suite 2401, Boston, MA 02110. This information is derived from a Schedule 13D filed by PIP, PAR Group and PCM on January 30, 2013.
(13)	Consists of 10,000,000 shares outstanding and 1,000,000 shares issuable upon exercise of a warrant that has vested, held by PIP. PAR Group is the general partner of PIP.. The business address of PAR Group is c/o PAR Investment Partners, One International Place, Suite 2401, Boston, MA 02110. This information is derived from a Schedule 13D filed by PIP, PAR Group and PCM on January 30, 2013
(14)	Includes 1,000,000 shares issuable upon exercise of a warrant that has vested. The business address of PIP is c/o PAR Investment Partners, One International Place, Suite 2401, Boston, MA 02110. This information is derived from a Schedule 13D filed by PIP, PAR Group and PCM on January 30, 2013.

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Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires that the Company’s directors and executive officers and each person who owns more than 10% of the Company’s Shares file with the SEC an initial report of beneficial ownership and subsequent reports of changes in beneficial ownership of the Shares. To the Company’s knowledge, based solely upon the review of the copies of such reports furnished to us, all of these reporting persons complied with the Section 16(a) filing requirements applicable to them in fiscal 2013, except that: Mr. Ackerman did not file a Form 4 with respect to a transaction that occurred in 2011; Mr. Gemignani did not file a Form 3 when he joined the Company in November 2011; Dr. Morris did not file a Form 4 with respect to a transaction that occurred in 2011; Mr. Poliakoff filed a Form 4 late with respect to a transaction that occurred in January 2013; Ms. Stancic did not file Forms 4 for transactions that occurred in January 2012 and January 2013; and Dr. Sidransky did not file Forms 4 for transaction that occurred in January 2012 and January 2013.

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Report of the Audit Committee

The Audit Committee has reviewed and discussed with management the annual audited financial statements of the Company and its subsidiaries.

The Audit Committee has discussed with Ernst & Young LLP, the independent auditors for the Company for the fiscal year ended April 30, 2013, the matters required to be discussed by Statement on Auditing Standards 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Rule 3526, Communication with Audit Committees Concerning Independence, as adopted by the Public Company Accounting Oversight Board and has discussed with the independent auditors the independent auditors’ independence.

Based on the foregoing review and discussions, the Board of Directors approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2013 for filing with the Securities and Exchange Commission.

The Audit Committee

Scott Tobin, Chair

Arthur G. Epker, III

Abba David Poliakoff

Independent Public Accountants

The following is a description of the fees billed to the Company by Ernst & Young LLP during the fiscal years ended April 30, 2013 and 2012:

Audit Fees. Audit fees include fees paid by the Company to Ernst & Young LLP in connection with the annual audit of the Company’s consolidated financial statements, and review of the Company’s interim financial statements. Audit fees also include fees for services performed by Ernst & Young LLP that are closely related to the audit and in many cases could only be provided by our independent auditors. Such services include consents related to SEC and other regulatory filings. The aggregate fees billed to the Company by Ernst & Young LLP for audit services rendered to the Company for the fiscal years ended April 30, 2013 and 2012 totaled $233,000 and $174,000, respectively.

Audit Related Fees. The Company did not incur any audit related services fees for the fiscal years ended April 30, 2013 and 2012.

Tax Fees. Tax fees include corporate tax compliance, counsel and advisory services. The aggregate fees billed to the Company by Ernst & Young LLP for the tax related services rendered to the Company for the fiscal years ended April 30, 2013 and 2012 totaled $0 and $39,000, respectively.

All Other Fees. The Company did not incur any other fees for the fiscal years ended April 30, 2013 and 2012.

The Company’s Audit Committee reviews all fees charged by the Company’s independent auditors, and actively monitors the relationship between audit and non-audit services provided. The Audit Committee must pre-approve all audit and non-audit services provided by the Company’s independent auditors.

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Proposal No. 2

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed Ernst & Young LLP as its independent registered public accounting firm for the fiscal year ending April 30, 2014. Ernst & Young LLP has served as the Company’s independent public accountants since 2009. A representative of Ernst & Young LLP is expected to be present at the Meeting with an opportunity to make a statement and to be available to respond to appropriate questions.

Ernst & Young LLP’s principal function is to audit the consolidated financial statements of the Company and its subsidiaries and, in connection with that audit, to review certain related filings with the SEC and to conduct limited views of the financial statements included in our quarterly reports.

The Board of Directors and the Audit Committee recommend that stockholders vote “FOR” ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2014.

Appointment of our independent registered public accounting firm is not required to be submitted to a vote of the stockholders of the Company for ratification by our by-laws or otherwise. However, the Board of Directors is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the appointment, the Audit Committee will reconsider whether to retain the firm. In such event, the Audit Committee may retain Ernst & Young LLP, notwithstanding the fact that the stockholders did not ratify the appointment or may select another nationally recognized accounting firm without resubmitting the matter to stockholders. Even if the appointment is ratified, the Audit Committee reserves the right, in its discretion, to select a different nationally recognized accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. The Audit Committee is solely responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm.

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Executive Compensation

Management

At April 30, 2013, the Company had three executive officers: Joel Ackerman, our Chief Executive Officer; Ronnie Morris, our President; and Gary Gemignani, its Executive Vice President and Chief Financial Officer. See “Election of Directors” above for Mr. Ackerman and Dr. Morris’s biographical information. Mr. Gemignani resigned on June 30, 2013, and so his biographical information is not presented in this proxy statement. David Miller, our Vice President, Finance, was hired in June 2013. Mr. Miller’s biographical information appears below.

David Miller, age 44, has served as our Vice President, Finance since June 2013. Prior to joining the Company, Mr. Miller served as the Vice President of Finance and Operations at DMCWW, LLC, a private equity company focused on investing and operating start-up enterprises in the consumer technology space. From January 2006 to March 2010, Mr. Miller served as the Chief Financial Officer of NAF Funding, LLC, a nationwide financial services firm that brokers transactions involving the trading of life insurance policies. From January 2000 to December 2005, Mr. Miller was the Vice President of Finance and Operations at IDT Corp., where he led the creation and growth of the consumer phone services division to over one million customers of local and long distance service. From 1997 to 1999, he was an Assistant Vice President of the Internal Audit Department at Deutche Bank. Mr. Miller also held Senior Accountant positions at Schonbraun, Safris, Sternlieb, LLC and Margolin, Winer and Evans. Mr. Miller earned a B.S. from Yeshiva University in 1991 and an MBA from Fordham in 1999. He is a Certified Public Accountant.

Executive Compensation Introduction

In this section, information is discussed with respect to “named executive officers.” As defined by the Securities and Exchange Commission regulations applicable to the Company, “named executive officers” include all individuals who served as the Company’s principal executive officer during the year ended April 30, 2013, the Company’s two most highly compensated executive officers whose total compensation for the fiscal year ended April 30, 2013 exceeded $100,000 (other than the principal executive officer) and who were serving in such capacities on April 30, 2013 and up to two additional individuals for whom disclosure would have been provided as the two most highly compensated executive officers but for the fact that they were not serving as executive officers on April 30, 2013. The Company’s only principal executive officer during fiscal 2013 was Mr. Ackerman and the Company’s only executive officers at April 30, 2013 and during fiscal 2013 were Dr. Morris and Mr. Gemignani. Mr. Miller was hired after April 30, 2013 and so is not a named executive officer for purposes of this disclosure.

Summary Compensation Table

The following table sets forth information regarding the total compensation paid or earned by the named executive officers as compensation for their services in all capacities during the fiscal years ended April 30, 2013 and 2012.

Name and Principal Position	Year	Base Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	All Other Compensation	Total ($)
Joel Ackerman (2)	2013	-	-	-	-	-	-
Chief Executive Officer	2012	-	-	-	-	-	-

Ronnie Morris (3)	2013	12,000	-	-	-	-	12,000
President	2012	13,000	-	-	-	716	13,716

Gary G. Gemignani	2013	240,000	25,000	-	-	-	265,000
Executive Vice President and Chief Financial Officer (4)	2012	120,000	-	-	377,000	-	497,000

(1)	The amounts shown on the “Option Awards” column reflect the grant date value of the stock option awards computed in accordance with Financial Accounting Standards Board ASC Topic 718. For a discussion of valuation assumptions, see elsewhere in this Annual Report. While these amounts are deductible for federal income tax purposes, for financial statement purposes, these amounts are charged to additional paid-in capital.

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(2)	Mr. Ackerman became a Director and commenced his employment on October 26, 2010.

(3)	Dr. Morris became a Director and commenced his employment on October 26, 2010.

(4)	Mr. Gemignani commenced his employment on November 1, 2011. On April 19, 2013, Mr. Gemignani informed the company of his intention to resign. Mr. Gemignani’s resignation became effective on June 30, 2013.

The Compensation Committee has the right to change and increase the compensation of executive officers at any time.

Joel Ackerman, Chief Executive Officer

The Company entered into an employment agreement dated October 25, 2010 with Mr. Ackerman to serve as Chief Executive Officer. Under the terms of the agreement, the Company also agreed to nominate Mr. Ackerman for election as a member of the Board. Mr. Ackerman agreed to serve without salary or compensation except for the options discussed below. Mr. Ackerman received options to purchase 2,500,000 Shares at an exercise price of $0.875 per share (the “Non-Contingent Options”), which vest and become exercisable in 36 equal monthly installments beginning on October 26, 2010. Mr. Ackerman also received options to purchase an additional 2,500,000 Shares at an exercise price of $0.875 per share (the “Contingent Options”), which vest in 36 equal monthly installments beginning on October 26, 2010, but are only exercisable upon the Company meeting all of certain milestones during the three year period following October 26, 2010. All options were granted under the Company’s 2010 Equity Incentive Plan. All unvested options vest immediately upon a change of control of the Company or the termination of Mr. Ackerman without cause. All unexercised Non-Contingent Options will lapse and be canceled 90 days following the termination of Mr. Ackerman with cause or by his resignation from the Company.

Ronnie Morris, M.D., President

The Company entered into an employment agreement dated October 25, 2010 with Dr. Ronnie Morris to serve as President of the Company. Under the terms of the agreement, the Company also agreed to nominate Dr. Morris for election as a member of the Board. Dr. Morris agreed to be paid the minimum wage in Israel. Dr. Morris received options to purchase 2,500,000 Shares at an exercise price of $0.875 per share (the “Non-Contingent Options”), which vest and become exercisable in 36 equal monthly installments beginning on October 26, 2010. Dr. Morris also received options to purchase an additional 2,500,000 Shares at an exercise price of $0.875 per share (the “Contingent Options”), which vest in 36 equal monthly installments beginning on October 26, 2010, but are only exercisable upon the Company meeting all of certain milestones during the three year period following October 26, 2010. All options were granted under the Company’s 2010 Equity Incentive Plan. All unvested options vest immediately upon a change of control of the Company or the termination of Dr. Morris without cause. All unexercised Non-Contingent Options will lapse and be canceled 90 days following the termination of Dr. Morris with cause or by his resignation from the Company.

Gary G. Gemignani, Former Chief Financial Officer and Executive Vice President

The Company entered into an employment agreement dated November 1, 2011 with Mr. Gemignani to serve as Chief Financial Officer and Executive Vice President. The term of the agreement commenced on November 1, 2011 and was at-will; however, Mr. Gemignani was entitled to six months of severance payments upon termination by the Company without cause. Mr. Gemignani’s compensation included a salary of $240,000 per annum, participation in Company employee benefit plans, and an option to purchase 650,000 Shares at an exercise price of $0.73 per share. The options vested and became exercisable at the rate of 1/48th each month over four years. All vested options were exercisable until the tenth anniversary of the grant date. All unexercised options were scheduled to lapse and be canceled 90 days following the termination of Mr. Gemignani. Each year, Mr. Gemignani was also eligible to participate in the Company’s Executive Incentive Plan with up to 25% of his annual base salary paid in cash, stock, stock options, or any combination thereof, at the Company’s discretion.

On April 19, 2013, Mr. Gemignani informed the company of his intention to resign. Mr. Gemignani’s resignation became effective on June 30, 2013. The Company and Mr. Gemignani also amended his employment agreement to provide that Mr. Gemignani would receive severance pay from the date of his departure through and including August 31, 2013. The Company also agreed to extend the exercise period of his options to purchase 200,000 shares of the Company’s common stock until February 28, 2014. Mr. Gemignani’s resignation became effective on June 30, 2013.

Outstanding Equity Awards at 2013 Fiscal Year End

The following table sets forth, for each of the executive officers named in the Summary Compensation Table, information with respect to unexercised options as of the Company’s fiscal year ended April 30, 2013:

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Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date (1)
Joel Ackerman (2)	4,166,666	833,334	$0.88	10/25/2020
Ronnie Morris, M.D. (2)	4,166,666	833,334	$0.88	10/25/2020
Gary Gemignani (3)	200,000	450,000	$0.73	2/28/2014

(1)	All vested options will be exercisable over a ten-year period expiring on the tenth anniversary of the grant date, subject to earlier termination upon certain events.

(2)	These options vest ratably over three years from October 25, 2010, the date of grant.

(3)	Mr. Gemignani’s employment agreement, as amended, provided that 200,000 of his original 650,000 options will be exercisable until February 28, 2014. The remaining 450,000 options terminated upon his resignation effective June 30, 2013.

Equity Compensation Plan Information

The following table provides information, as of April 30, 2013, with respect to all compensation arrangements maintained by the Company, including individual compensation arrangements, under which Shares are authorized for issuance. The weighted-average exercise price does not include restricted stock.

Plan Category (a)	Number of Securities to be issued upon exercise of outstanding options and rights (b)	Weighted-average exercise price of outstanding options and rights (c)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in columns (a) and (c))
Equity compensation plans approved by stockholders 2010 Equity Incentive Plan	13,147,500	$0.86	16,852,500
Equity compensation plans not approved by stockholders Directors Compensation Plan 2008 Equity Incentive Plan	742,704	$0.94	5,257,296
Total	13,890,204	$0.85	22,109,796

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Proposal No. 3

Non-Binding Proposal to Approve the Compensation of Our Executive Officers

SEC rules adopted pursuant to the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enable our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.

For the reasons stated below, we are requesting your approval of the following non-binding resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.”

The compensation of our named executive officers are comprehensively described in the Executive Compensation section, and the accompanying tables (including all footnotes) and narrative, of this Proxy Statement.

The Compensation Committee designs our compensation policies for our named executive officers to create executive compensation arrangements that are linked both to the creation of long-term growth, stockholder value and companywide performance, and are competitive with peer companies of similar complexity and encourage stock ownership by our senior management. Based on its review of the total compensation of our named executive officers for fiscal year 2013, the Compensation Committee believes that the total compensation for each of the named executive officers is reasonable and effectively achieves the designed objectives of driving superior business and financial performance, attracting, retaining and motivating our people, aligning our executives with stockholders’ long-term interests, focusing on the long-term and creating balanced program elements that encourage aligned, systemic, sustainable performance.

Neither the approval nor the disapproval of this resolution will be binding on us or the Board of Directors or will be construed as overruling a decision by us or the Board of Directors. Neither the approval nor the disapproval of this resolution will create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for us or the Board of Directors. However, the Compensation Committee values the opinions that our stockholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions, as it deems appropriate.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE NON-BINDING ADVISORY RESOLUTION RELATING TO THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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PROPOSAL NO. 4
NON-BINDING ADVISORY PROPOSAL ON THE FREQUENCY OF STOCKHOLDER VOTES RELATING TO THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

SEC rules adopted pursuant to the Dodd-Frank Act require that, not less frequently than once every three years, we will include in the proxy materials for a meeting of stockholders where executive compensation disclosure is required by the SEC rules, an advisory resolution subject to a non-binding stockholder vote to approve the compensation of our named executive officers. The approval of this resolution is included as Proposal 3 in this Proxy Statement. The Dodd-Frank Act also requires that, not less frequently than once every six years, we enable our stockholders to vote to approve, on an advisory (non-binding) basis, the frequency (one, two or three years) with which the non-binding stockholder vote to approve the compensation of our named executive officers should be conducted. In accordance with such rules, we are requesting your vote to advise us of whether you believe this non-binding stockholder vote to approve the compensation of our named executive officers should occur every one, two or three years, or abstain.

We believe that a non-binding stockholder vote on executive compensation should occur every three years. Our executive compensation program is designed to create executive compensation arrangements that are linked both to the creation of long-term growth, sustained stockholder value and individual and corporate performance, and are competitive with peer companies of similar size, value and complexity and encourage stock ownership by our senior management. As described in the Compensation Discussion and Analysis section above, one of the core principles of our executive compensation program is to ensure management’s interests are aligned with our long-term business strategy and therefore stockholders’ long-term interests, focusing on the long-term and creating balanced program elements that pay for performance. Thus, we grant awards with long-term strategic targets to encourage our named executive officers to focus on long-term performance.

We carefully review changes to the program to maintain the consistency and credibility of the program. This is important for motivating and retaining our employees. We therefore believe that a triennial vote is an appropriate frequency to provide our people and our Compensation Committee sufficient time to thoughtfully consider stockholders’ input and to implement any appropriate changes to our executive compensation program, in light of the timing that would be appropriate to implement any decisions related to such changes.

Engagement with our stockholders is a key component of our corporate governance. We seek and are open to input from our stockholders regarding board and governance matters, as well as our executive compensation program, and believe we have been appropriately responsive to our stockholders. We believe this outreach to stockholders, and our stockholders’ ability to contact us at any time to express specific views on executive compensation, hold us accountable to stockholders and reduce the need for and value of more frequent advisory votes on executive compensation.

For the reasons stated above, the Board of Directors is recommending a vote FOR a three-year frequency for the non-binding stockholder vote to approve the compensation of our named executive officers. Note that stockholders are not voting to approve or disapprove the recommendation of the Board with respect to this proposal. Instead, each proxy card provides for four choices with respect to this proposal: a one, two or three year frequency, or stockholders may abstain from voting on the proposal and you are being asked only to express your preference for a one, two or three year frequency or to abstain from voting.

Your vote on this proposal will be non-binding on us and the Board of Directors and will not be construed as overruling a decision by us or the Board of Directors. Your vote will not create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for us or the Board of Directors. However, the Board of Directors values the opinions that our stockholders express in their votes and will consider the outcome of the vote when making such future compensation decisions, as it deems appropriate.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR A THREE-YEAR FREQUENCY FOR THE NON-BINDING ADVISORY PROPOSAL ON THE FREQUENCY OF THE STOCKHOLDER VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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PROPOSAL NO. 5

Grant the Board of Directors discretionary authority to amend the Company’s certificate of incorporation to effect a reverse stock split of the Company’s common stock

General

On August 15, 2013, our Board of Directors unanimously approved and recommended that our stockholders (a) approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse split of our common stock at a ratio ranging from one-for-three to one-for-ten, and (b) grant authority to the Board of Directors (i) to decide whether to effect the reverse split, and (ii) if the Board decides to effect the reverse split, then to determine, in the discretion of the Board of Directors, which specific ratio shall be included in the amendment to effect the reverse split.

The form of the amendment to our Amended and Restated Certificate of Incorporation to effect the reverse split is attached to this Proxy Statement as Appendix A. The following discussion is qualified in its entirety by the full text of the amendment, which is hereby incorporated by reference.

Pursuant to the reverse split, as appropriate and depending upon market and other conditions, at the discretion of the Board of Directors, between each three and ten of the outstanding shares of our common stock on the date of the reverse split will be automatically converted into one share of our common stock. The reverse split will not alter the number of shares of common stock authorized for issuance, but will simply reduce the number of shares of common stock issued and outstanding. The Company does not have any current plans with respect to these additional authorized but unissued shares. The reverse split will be effected only upon a determination by the Board of Directors that the reverse split is in the best interest of the Company and its stockholders, and thereupon the Board of Directors will select, at its discretion, the ratio of the reverse split, which will between one-for-three and one-for-ten.

By approving this proposal, stockholders will approve the amendment to our Amended and Restated Certificate of Incorporation reflecting one of the foregoing ratios and authorize our Board of Directors to decide whether to effect the reverse split and, if the Board decides to effect the reverse split, to select which split ratio is appropriate. If the amendment to our Amended and Restated Certificate of Incorporation is approved and the Board of Directors elects to file the amendment to our Amended and Restated Certificate of Incorporation and effect the reverse split, then the Board of Directors will select one of the ratios and we will insert the selected ratio into the amendment and file the amendment to the Amended and Restated Certificate of Incorporation with the New York Department of State. The reverse split will become effective upon the filing of the amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Date”). The Board believes that stockholder approval of granting the Board this discretion over whether to effect the reverse split and, if the Board decides to effect the reverse split, which ratio to select, rather than stockholder approval of a mandatory reverse split and/or a specified ratio, provides the Board with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of the Company and its stockholders.

Purpose of the Proposed Reverse Split

Potential for listing on NASDAQ or the New York Stock Exchange through increase in bid or closing price

The Board of Directors believes that the reverse split is desirable because it will assist the Company in meeting the requirements for initial listing on NASDAQ or the New York Stock Exchange (NYSE) by helping to raise the bid or closing price for our common stock. Currently, our common stock is quoted on the Over-the-Counter Bulletin Board (OTCBB), which is not a national securities exchange. One of the key requirements for initial listing on NASDAQ or NYSE is that our common stock must have met certain minimum bid or closing prices, generally ranging between $3 per share and $5 per share, depending on the exchange. Our common stock currently does not meet these minimum bid or closing price requirements.

As a result of our common stock being listed on NASDAQ or NYSE, the liquidity of our common stock and coverage of our company by security analysts and media could be increased, which could result in higher prices for our common stock than might otherwise prevail, lowered spreads between the bid and asked prices for our common stock and lowered transaction costs inherent in trading such shares. Additionally, certain investors will only purchase securities that are listed on a national securities exchange, and such listing could thus increase our ability to raise funds through the issuance of our common stock or other securities convertible into our common stock. Moreover, listing our shares on a national securities exchange is a requirement for using Form S-3, a short form registration statement, for registering the issuance of our shares or the resale of existing shares. The ability to use Form S-3 may speed up the time it takes for us to raise funds through the issuance of our shares and increase our ability to do so.

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In addition, because our common stock is traded on the OTCBB and has a trading price below $5.00 per share, trading in our common stock is currently subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any equity security that is traded other than on a national securities exchange and has a market bid price of less than $5.00 per share, subject to certain exceptions). The additional burdens imposed upon broker-dealers by such requirements can discourage broker-dealers from making a market, seeking or generating interest in our common stock and otherwise effecting transactions in our common stock, which can severely limit the market liquidity of our common stock and the ability of investors to trade our common stock. The burdens could be removed if our common stock was traded on a national securities exchange and has a market bid price of more than $5.00 per share.

The primary purpose of the reverse split is to increase the market bid and closing price of our common stock. The Board of Directors intends to effect the reverse split only if it believes that a decrease in the number of shares outstanding is likely to improve the market bid and closing price of our common stock and improve the likelihood that the Company will be allowed to list our common stock on NASDAQ or NYSE. If the reverse split is authorized by the stockholders, the Board of Directors will have the discretion to implement the reverse split, or to decide not to effect the reverse split at all. If it decided to effect the split, the Board of Directors would select a split ratio intended to cause the per share trading price of the common stock to reach and maintain a level above the amounts necessary to successfully apply for listing on NASDAQ or NYSE. In determining the appropriate split ratio, the Board of Directors may consider, among other factors:

•	the market bid price of our common stock immediately prior to its determination of the split ratio;

•	the historical fluctuations or patterns in the trading price and volume of our common stock;

•	projections for the Company’s financial condition and results of operations in both the short-term and the long-term;

•	the bid or closing price requirements of the national securities exchange on which the Company plans to apply for listing its common stock;

•	other facts and circumstances the Board may deem relevant to increase the bid or closing price of our common stock.

If the trading price of the common stock increases before the Meeting, the reverse split may not be necessary, or the Board of Directors may determine that such increase in the stock price would necessitate a lower ratio than if the trading price had decreased or remained constant. No further action on the part of the stockholders would be required to either effect or abandon the Reverse Stock Split.

We believe that following the reverse split would initially help increase the market bid price of our common stock to at least the amount required for initial listing by NASDAQ or NYSE. However, the effect of a reverse split on the market bid price of our common stock cannot be predicted with any certainty, and the history of similar reverse splits for companies in similar circumstances is varied. There can be no assurance that:

•	the bid or closing price of our common stock would rise in proportion to the reduction in the number of shares of our common stock outstanding following the reverse split;

•	even if the reverse split will succeeded in initially raising the bid or closing price of our common stock, it would be successful in maintaining the market bid price of our common stock above the levels needed for successfully applying for listing on NASDAQ or NYSE per share for any extended period of time;

•	even if the Company satisfied NASDAQ or NYSE’s initial minimal bid or closing price standard, the Company would be able to initially meet or continue to meet NASDAQ or NYSE’s other quantitative continued listing criteria; or

•	our common stock would not be delisted by NASDAQ or NYSE for other reasons.

Additionally, even though the reverse split, by itself, would not impact the Company’s assets or prospects, the reverse split could be followed by a decrease in the aggregate market value of our common stock. The market bid price of our common stock may be based also on other factors that may be unrelated to the number of shares outstanding, including our future performance.

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Potential Increased Investor Interest

The Board of Directors also believes that a higher share price for our common stock may help generate investor interest in the Company. The current low price of our common stock may mean that it does not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Furthermore, various regulations and policies restrict the ability of stockholders to borrow against or “margin” low-priced stock and declines in the stock price below certain levels may trigger unexpected margin calls. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Finally, we believe that most investment funds are reluctant to invest in lower priced stocks. It should be noted that the liquidity of our common stock may be adversely affected by the reverse split, since fewer shares will be outstanding after the reverse split. However, the Board is hopeful that the anticipated higher market bid price will reduce, to some extent, the negative effects on the liquidity and marketability of the common stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

Potential Effects of Proposed Reverse Split

General

After the Effective Date, each holder of our common stock will own a reduced number of shares of our common stock. However, the reverse split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in any of our stockholders owning a fractional share. In lieu of issuing fractional shares, each holder of our common stock who would otherwise have been entitled to a fraction of a share upon surrender of such holder’s certificates will be entitled to receive a cash payment, without interest, determined by multiplying (i) the fractional share interest to which the holder would otherwise be entitled, after taking into account all shares of common stock then held by the holder, and (ii) the average closing sale price of shares of our common stock for the 10 trading days immediately prior to the Effective Date or, if no such sale takes place on such days, the average of the closing bid and asked prices for such days, in each case as officially reported by OTCBB.

Effect on Authorized and Outstanding Shares

The Company currently is authorized to issue a maximum of 125,000,000 shares of our common stock. As of the record date, there were 70,088,336 shares of common stock issued and 66,852,100 shares outstanding. Although the number of authorized shares of common stock will not change as a result of the reverse split, the number of shares of our common stock outstanding will be reduced to a number that will be approximately equal to (i) the number of shares of common stock outstanding immediately prior to the Effective Date divided by (i) a number ranging from three to ten, depending on the split ratio selected by the Board.

The amendment will not change the terms of our common stock. The shares of new common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now outstanding. Because no fractional shares of new common stock will be issued, any stockholder who owns fewer than three to ten shares of common stock prior to the reverse split, depending on the split ratio selected by the Board, will cease to be a stockholder of the Company on the Effective Date. We anticipate that the reverse stock split may result in reduction of up to 15% in the number of holders of common stock. Each stockholder’s percentage ownership of the new common stock will not be altered except for the effect of eliminating fractional shares. The common stock issued pursuant to the reverse split will remain fully paid and non-assessable. The reverse split is not intended as a “going private transaction” covered by Rule 13e- under the Securities Exchange Act of 1934, as amended. We plan to continue to comply with the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Following the Effective Date, it is not anticipated that the Company’s financial condition, the percentage ownership of management or any aspect of the Company’s business would materially change as a result of the reverse split.

Potential Odd Lots

If approved, the reverse split will result in some stockholders holding less than 100 shares of common stock and as a consequence may incur greater costs associated with selling such shares. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis than the cost of transactions in even multiples of 100 shares.

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Accounting Matters

The reverse split will not affect the par value of our common stock. As a result, on the Effective Date, the stated capital on our balance sheet attributable to the common stock will be reduced in proportion to the fraction by which the number of shares of common stock are reduced, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be retroactively increased for each period because there will be fewer shares of our common stock outstanding.

Potential Anti-Takeover Effect

While the Board of Directors believes it advisable to authorize and approve the reverse stock split for the reasons set forth above, the Board is aware that the increase in the number of authorized but unissued shares of common stock may have a potential anti-takeover effect. Our ability to issue additional shares could be used to thwart persons, or otherwise dilute the stock ownership of stockholders seeking to control the Company. The reverse stock split is not being recommended by the Board as part of an anti-takeover strategy.

Options and Warrants

On the Effective Date, all outstanding options and warrants will be adjusted to reflect the reverse split. The number of shares of common stock that the holders of outstanding options and warrants will may purchase upon exercise of their options and warrants will decrease, and the exercise prices of such options and warrants will increase, in proportion to the fraction by which the number of shares of common stock underlying such options and warrants are reduced as a result of the reverse split, resulting in the same aggregate price being required to be paid as would have been paid immediately preceding the reverse split. The number of shares reserved for issuance pursuant to our 2010 Equity Incentive Plan will be reduced in proportion to the fraction by which the number of shares of common stock underlying such options are reduced as a result of the reverse split.

Increase of Shares of Common Stock Available for Future Issuance

Because our authorized common stock will not be reduced, the overall effect will be an increase in our authorized but not outstanding or reserved shares of common stock as a result of the reverse stock split. These shares may be issued by our Board of Directors in its discretion. Any future issuances will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of common stock.

Summary Table

The following table shows the effects of, for illustration purposes only, a one-for-three and a one-for-ten reverse split, without giving effect to any adjustments for fractional shares, on our authorized and outstanding shares of common stock, shares of common stock reserved for issuance upon exercise of outstanding options, shares of common stock reserved for issuance upon exercise of options available for future grant under our Equity Incentive Plan, shares of common stock reserved for issuance upon the exercise of outstanding warrants and authorized but not outstanding and unreserved shares of common stock. Upon authorization by our stockholders, the Board may authorize a reverse split anywhere between the one-for-three and one-for-ten split shown below. The information presented below is as of the Record Date, and assumes no changes between the Record Date and the Effective Date.

	Current	After Reverse Split if 1:3 Ratio is Selected	After Reverse Split if 1:10 Ratio is Selected
Authorized common stock	125,00,000	125,000,000	125,000,000
Common stock outstanding	66,852,100	22,284,033	6,685,210
Common stock reserved for issuance upon exercise of outstanding options under 2010 Equity Incentive Plan	13,147,500	4,382,500	1,314,750
Common stock reserved for issuance upon exercise of options available for future grant under 2010 Equity Incentive Plan	16,852,500	5,617,333	1,685,250
Common stock reserved for issuance upon exercise of outstanding options under 2008 Equity Incentive Plan	742,704	247,568	74,270
Common stock reserved for issuance upon exercise of options available for future grant under 2008 Equity Incentive Plan	5,257,296	1,752,432	525,729
Common stock reserved for issuance upon exercise of outstanding warrants	3,276,667	1,092,222	327,667
Authorized but not outstanding and unreserved common stock	18,871,233	89,623,912	120,407,124

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If the reverse split is approved by our stockholders, the reverse split would become effective at such time, if any, as the Board of Directors determines to effect the reverse split, selects a split ratio and we file the amendment to our Amended and Restated Certificate of Incorporation with the Department of State of the State of Delaware. Upon the Effective Date, all the old common stock will be converted into new common stock as set forth in the amendment.

As soon as practicable after the Effective Date, stockholders will be notified that the reverse split has been effected. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the “exchange agent.” Holders of pre-reverse split shares will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO. Stockholders whose shares are held by their stockbroker do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the final ratio for the reverse split. Beginning on the Effective Date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

Fractional Shares

We will not issue fractional certificates for post-reverse split shares in connection with the reverse split. In lieu of issuing fractional shares, each holder of common stock who would otherwise have been entitled to a fraction of a share upon surrender of such holder’s certificates will be entitled to receive a cash payment, without interest, determined by multiplying (i) the fractional share interest to which the holder would otherwise be entitled, after taking into account all shares of common stock then held by the holder, and (ii) the average closing sale price of shares of common stock for the 10 trading days immediately prior to the Effective Date or, if no such sale takes place on such days, the average of the closing bid and asked prices for such days, in each case as officially reported by the OTCBB. As a result, any stockholder who owns fewer than three to ten shares of common stock prior to the reverse split, depending on the split ratio selected by the Board, will cease to be a stockholder of the Company on the Effective Date.

No Dissenter’s or Appraisal Rights Under the Delaware General Corporation Law

Our stockholders are not entitled to dissenter’s or appraisal rights with respect to our proposed amendment to our Amended and Restated Certificate of Incorporation to effect the reverse split and we will not independently provide our stockholders with any such rights.

Federal Income Tax Consequences of the Reverse Split.

The following discussion is a summary of certain federal income tax consequences of the reverse split to the holders of common stock. This discussion is based on the Internal Revenue Code of 1986, as amended, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion is for general information purposes only and the tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. In addition, this discussion does not address all aspects of federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment, including without limitation, holders of warrants, holders who are dealers in securities, foreign persons, insurance companies, tax-exempt organizations, banks, financial institutions, broker-dealers, holders who hold common stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired the common stock pursuant to the exercise of compensatory stock options or otherwise as compensation. The following discussion also does not address the tax consequences of the reverse split under foreign, state or local tax laws. Accordingly, each stockholder should consult his or her tax adviser to determine the particular tax consequences to him or her of a reverse split, including the application and effect of federal, state, local and/or foreign income tax and other laws.

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Generally, a reverse split will not result in the recognition of gain or loss for federal income tax purposes (except to the extent of cash received in lieu of fractional shares). The adjusted basis of the new shares of common stock (including the fractional share for which cash is received) will be the same as the adjusted basis of the common stock exchanged for such new shares.

The holding period of the new, post-reverse split shares of the common stock resulting from implementation of the reverse split will include the stockholder’s respective holding periods for the pre-reverse split shares. A stockholder who receives cash in lieu of a fractional share of new common stock generally will recognize taxable gain or loss equal to the difference, if any, between the amount of cash received and the portion of the stockholder’s aggregate adjusted tax basis in the shares of old common stock allocated to the fractional share. If the shares of old common stock allocated to the fractional shares were held by the stockholder as capital assets, the gain or loss resulting from the payment of cash in lieu of the issuance of a fractional share will be taxed as capital gain or loss. Such capital gain or loss will be short term if the pre-reverse split shares were held for one year or less and long term if held more than one year.

Recommendation of the Board:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR GrantING the Board of Directors discretionary authority to amend the Company’s certificate of incorporation to effect a reverse stock split of the Company’s common stock

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Other Matters

The Board of Directors is not aware of any other matter which may be presented for action at the 2013 Annual Meeting of Stockholders, but should any other matter requiring a vote of the stockholders arise at the 2013 Annual Meeting, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment of the person or persons voting the proxies, discretionary authority to do so being included in the proxy.

The cost of soliciting proxies will be borne by the Company. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the Shares held of record by such persons, and the Company will reimburse them for their reasonable out-of-pocket expenses. Officers and directors may also solicit proxies.

As a matter of policy, the Company will accord confidentiality to the votes of individual stockholders, whether submitted by proxy or ballot, except in limited circumstances, including any contested election, or as may be necessary to meet legal requirements. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Company and will determine whether or not a quorum is present. Abstentions will be treated as Shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain Shares to vote on a particular matter, those Shares will not be considered as present and entitled to vote with respect to that matter.

Any stockholder desiring to present a proposal at the 2014 Annual Meeting of Stockholders and wishing to have that proposal included in the proxy statement for that meeting must submit the same in writing to the Secretary of the Company at One University Plaza, Suite 307, Hackensack, New Jersey 07601, in time to be received by April 26, 2014.

The persons designated by the Company to vote proxies given by stockholders in connection with the Company’s 2013 Annual Meeting of Stockholders will not exercise any discretionary voting authority granted in such proxies on any matter not disclosed in the Company’s 2013 proxy statement with respect to which the Company has received written notice no later than April 30, 2013 that a stockholder (i) intends to present such matter at the 2013 Annual Meeting, and (ii) intends to and does distribute a proxy statement and proxy card to holders of such percentage of the Shares required to approve the matter. If a stockholder fails to provide evidence that the necessary steps have been taken to complete a proxy solicitation on such matter, the Company may exercise its discretionary voting authority if it discloses in its 2013 proxy statement the nature of the proposal and how it intends to exercise its discretionary voting authority.

Stockholders who do not plan to attend the Annual Meeting are urged to vote by telephone or to complete, date, sign and return the enclosed proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. Prompt response is helpful and your cooperation will be appreciated.

By Order of the Board of Directors,

Joel Ackerman

Secretary

Hackensack, New Jersey

August 26, 2013

THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED APRIL 30, 2013, TO EACH STOCKHOLDER WHO FORWARDS A WRITTEN REQUEST TO THE SECRETARY, CHAMPIONS ONCOLOGY, INC., ONE UNIVERSITY PLAZA, SUITE 307, HACKENSACK, NEW JERSEY 07601.

To the extent the rules and regulations adopted by the SEC state that certain information included in this Proxy Statement is not deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, such information shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act.

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CHAMPIONS ONCOLOGY, INC.

One University Plaza, Suite 307

Hackensack, New Jersey 07601

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

annual meeting OF STOCKHOLDERS – October 15, 2013 at 9:00 AM

CONTROL ID:
REQUEST ID:

This Proxy is Solicited on Behalf of the Board of Directors of Champions Oncology, Inc. The undersigned hereby appoints Joel Ackerman and Ronnie Morris, and each of them, as proxy, with full power of substitution, to vote as designated below all of the shares the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at One University Place, Suite 307, Hackensack, New Jersey 07601, on October 15, 2013 at 9:00 a.m., prevailing local time, and any adjournments or postponements thereof, and otherwise to represent the undersigned at the meeting, with all powers possessed by the undersigned if personally present at the meeting.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.

FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.

INTERNET:	https://www.iproxydirect.com/CSBR

PHONE:	1-866-752-VOTE(8683)

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ANNUAL MEETING OF THE STOCKHOLDERS OF CHAMPIONS ONCOLOGY, INC.			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Proposal 1	Election Of Directors:	à	FOR ALL	WITHOLD ALL	FOR ALL EXCEPT
	To elect seven (7) directors for a one (1) year term ending at the Annual Meeting of Stockholders to be held in 2014 or until their respective successors are duly elected and qualify		☐	☐
	Joel Ackerman				☐
	Arthur G. Epker III				☐	Control ID:
	Daniel Mendelson				☐	REQUEST ID:
	Ronnie Morris, M.D				☐
	Abba David Poliakoff				☐
	David Sidransky				☐
	Scott R. Tobin				☐
Proposal 2	Ratification of Auditors:	à	FOR	AGAINST	ABSTAIN
	Proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2014.		☐	☐	☐
Proposal 3	Say on Pay:	à	FOR	AGAINST	ABSTAIN
	Proposal to approve the non-binding advisory resolution relating to the compensation of our named executive officers.		☐	☐	☐
Proposal 4	Say on Pay Frequency:	à	ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
	Proposal to recommend, by non-binding advisory vote, the frequency of the stockholder votes on executive compensation.		☐	☐	☐	☐
Proposal 5	Reverse Split:	à	FOR	AGAINST	ABSTAIN
	Proposal to grant the board of directors the discretionary authority to effect a reverse split of the Company’s common stock.		☐	☐	☐
Proposal 6	In his/their discretion, the proxy/proxies are authorized to vote upon any other business which properly comes before the meeting and any adjournments or postponements thereof.
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

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This proxy, when properly executed, will be voted in the manner directed hereby by the undersigned stockholders. If no direction is made, this proxy will be voted FOR the election of all nominees, FOR the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the year ending April 30, 2013, FOR the non-binding advisory resolution relating to the compensation of the Company’s named executive officers, FOR a frequency of 3 years on the non-binding advisory vote on the frequency of the shareholder votes on executive compensation, FOR granting the Board of Directors the discretionary authority to effect a reverse split of the Company’s common stock, and in the discretion of the proxy or proxies upon any other business which properly comes before the meeting.

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2013

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)

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Appendix A

Form of Amendment to Amended and Restated Certificate of Incorporation

1.          Article Fourth of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

“FOURTH The total number of shares of common stock which the Corporation is authorized to issue is 125,000,000, at a par value of $0.001 per share (“Common Stock”).

Upon the filing and effectiveness (the “Effective Time”) pursuant to the Delaware General Corporation Law of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, each [number] shares of Common Stock outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in lieu of such fractional share interests upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s Old Certificates (as defined below), in an amount equal to the product obtained by multiplying (a) the average closing sale price of shares of common stock for the 10 trading days immediately prior to the Effective Date or, if no such sale takes place on such days, the average of the closing bid and asked prices for such days, in each case as officially reported by the Over-The-Counter Bulletin Board, by (b) the fraction of one share owned by the stockholder. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”

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